Exhibit 99.1

For Immediate Release July 24, 2008

Contact: Mark Garwood President / CEO Tamalpais Bancorp 415-526-6400

Tamalpais Bancorp Announces Record Earnings and Assets

EPS up 22%, Net Income up 19%

Continued Strong Asset Quality, Widening Interest Margin

San Rafael, CA, July 24, 2008 — Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported record quarterly earnings, robust asset growth, and minimal nonperforming assets. Net income for the quarter ended June 30, 2008 was $1,266,000, an 18.6% increase over net income of $1,067,000 over the same period last year. Quarterly diluted earnings per share of $0.33 increased 22.2% over the comparable period last year.

Net income for six months ended June 30, 2008 was $2,493,000, a 19.6% increase over net income of $2,085,000 for the same period in 2007. 2008 Year-to-date diluted earnings per share of $0.66 increased 26.9% over the comparable period last year.

On a sequential quarter basis, net income increased 3.2% and diluted earnings per share increased 6.2% over the first quarter of 2008. Per share results for 2007 have been restated for the 7% stock dividend paid February 14, 2007 and reflect the repurchase of 4.9% of the outstanding shares in the fourth quarter of 2007.

“The second quarter of 2008 was our best quarter ever for both net income and loan portfolio growth,” said Mark Garwood, President/CEO. “We grew our loan portfolio by a record amount while widening our interest margin at the same time. Our asset quality remains exceptionally strong and we produced record earnings through recurring sources of revenue.”

Tamalpais Bancorp
Press Release
July 24, 2008

“Our focus on business and relationship banking in Marin County and throughout the greater Bay Area has enabled us to thrive in an environment that has been very difficult for most other financial institutions.”

The total assets of the Company increased to $649.1 million as of June 30, 2008, up $92.3 million (16.6%) from $556.8 million as of December 31, 2007. For the three and six months ended June 30, 2008:

•	net loans increased by $55.8 million (11.2%) and $88.4 million (19.0%), respectively, to $553.1 million;

•	deposits increased by $23.1 million (5.8%) and $57.7 million (16.0%), respectively, to $418.9 million;

•	checking accounts increased by $1.7 million (5.2%) and $2.9 million (9.9%), respectively, to $33.1 million;

•	investments decreased by $3.1 million (5.3%) and increased by $1.3 million (2.4%), respectively, to $56.5 million;

•	FHLB Borrowings increased by $21.1 million (14.0%) and $25.7 million (17.5%), respectively, to $172.2 million; and,

•	stockholders’ equity increased by $0.8 million (2.2%) and $2.1 million (6.5%), respectively, to $35.1 million.

For the quarter, net interest income before provision for loan losses increased by $1,617,000 (38.4%). The net interest margin widened to 3.92%, up from 3.44% in the second quarter of 2007 and 3.71% from the first quarter of 2008. In the second quarter of 2008 the Company significantly lowered its cost of funds to 3.52%, down from 4.80% in the second quarter of 2007 and 4.05% in the first quarter of 2008. The Company benefited from the ongoing decreases in the Federal funds and discount rates through lower funding costs while asset yields remained relatively high due to the pricing structure of loans with floors, initial fixed rates, and prepayment penalties.

Based on the significant growth in the loan portfolio, the provision for loan losses was $599,000 in the second quarter of 2008 compared to a provision of only $10,000 in the second quarter of 2007, for an increase of $589,000. The allowance for loan losses was 1.05% of loans receivable as of June 30, 2008, unchanged from the prior year.

Tamalpais Bancorp
Press Release
July 24, 2008

The Company had four nonperforming loans at June 30, 2008 totaling $555,000, with an unguaranteed balance of $140,000. Included in this amount is a 60 day delinquent $552,000 commercial real estate SBA 7A loan that is 75% guaranteed by the SBA and three small consumer overdraft lines of credit. The Company is working closely with the SBA 7A loan borrower. Nonperforming loans were 0.10% of total loans and the unguaranteed balance of nonperforming loans was 0.02% of total loans at June 30, 2008.

“Our level of nonperforming assets declined in the second quarter from already low levels on both a sequential and year-over-year basis. Maintaining our remarkable asset quality in the current environment is a tribute to our team of banking professionals and to the customers that we serve. Our long history of diligent underwriting while providing flexible lending products tailored to fit our customers’ needs has allowed us to maintain a near pristine credit quality and an attractive loan yield. We have never participated in subprime lending and have low exposure to residential mortgages, construction, and land loans. These categories, in total, comprise just 11.7% of the loan portfolio.”

The Company did not sell any loans in the second quarter of 2008 and consequently did not recognize a gain on sale of loans. Noninterest income decreased $269,000 (36.0%) from the second quarter of 2007 to $477,000. The gain on sale of loans was $259,000 in the second quarter of 2007 and $166,000 in the first quarter of 2008. There may be additional periods in the coming quarters where no loan sales occur. In addition, the Company recorded a $48,000 “other than temporary impairment charge” (OTTI) in the second quarter of 2008 related to Municipal Securities insured by MBIA, AMBAC, and XLCA. The OTTI charge equates to a decrease in earnings per share of less than $0.01. The Company does not own any FNMA or FHLMC common or preferred stock.

Tamalpais Bancorp
Press Release
July 24, 2008

Total noninterest expense in the second quarter of 2008 was $3,763,000, a $492,000 (15.0%) increase compared to $3,271,000 for the same period in 2007. Salaries and benefits increased $247,000 (13.5%) due primarily to planned increases in staff. The Company continued to expand its staff and management in the second quarter to strengthen its commercial and small business banking operations. Other administrative expenses increased $133,000 (25.3%) due to ongoing growth throughout the Company.

Income tax provision for the second quarter of 2008 amounted to $681,000, an increase of $69,000 (11.3%) over the same period in 2007. The effective tax rate in the second quarter of 2008 was 35.0% compared to 36.4% in the second quarter of 2007. The Company has lowered its effective tax rate through tax benefits associated with Bank Owned Life Insurance, tax credits associated with Affordable Housing Fund investments, municipal securities, and lending in Enterprise Zones.

“We enter the third quarter of 2008 with a ‘well capitalized’ balance sheet, an increasing revenue stream, minimal nonperforming assets, and multiple and diverse sources of liquidity. We are pleased to see that our strategic plan to increase shareholder value by delivering customized financial solutions and exceptional services through our seasoned team of banking professionals is coming to fruition, while at the same time managing our enterprise risk and internal controls.”

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches and two Northern California loan production offices, and wealth advisory services to high net worth families and institutional clients. The Company had $649 million in assets and $283 million in assets under management as of June 30, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

Tamalpais Bancorp
Press Release
July 24, 2008

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Tamalpais Bancorp
Press Release
July 24, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2008	December 31, 2007	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$4,722,426	$4,457,959	$264,467	5.9%
Federal funds sold	536,909	566,541	(29,632)	-5.2%

Total Cash and Cash Equivalents	5,259,335	5,024,500	234,835	4.7%
Interest-bearing time deposits in other financial institutions	643,308	627,387	15,921	2.5%

Investment securities
Available-for-sale	43,937,197	40,660,856	3,276,341	8.1%
Held-to-maturity, at cost	12,555,578	14,514,528	(1,958,950)	-13.5%
Federal Home Loan Bank restricted stock, at cost	8,309,000	6,885,900	1,423,100	20.7%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	558,920,184	469,613,486	89,306,698	19.0%
Less: Allowance for loan losses	(5,847,724)	(4,914,553)	(933,171)	19.0%

	553,072,460	464,698,933	88,373,527	19.0%
Bank premises and equipment, net	4,274,609	4,653,871	(379,262)	-8.1%
Accrued interest receivable	3,678,314	3,221,249	457,065	14.2%
Cash surrender value of bank-owned life insurance	10,624,439	10,387,374	237,065	2.3%
Other assets	6,686,618	6,090,187	596,431	9.8%

Total Assets	$649,090,858	$556,814,785	$92,276,073	16.6%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$26,651,226	23,254,723	$3,396,503	14.6%
Interest-bearing checking deposits	6,464,363	6,874,465	(410,102)	-6.0%
Money market and saving deposits	157,159,446	138,275,392	18,884,054	13.7%
Certificates of deposit greater than or equal to $100,000	122,416,739	110,587,625	11,829,114	10.7%
Certificates of deposit less than $100,000	106,162,033	82,182,492	23,979,541	29.2%

Total Deposits	418,853,807	361,174,697	57,679,110	16.0%
Federal Home Loan Bank Advances	172,185,000	146,507,500	25,677,500	17.5%
Long term debt	6,000,000	—	6,000,000	N/A
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	3,571,800	2,797,051	774,749	27.7%

Total Liabilities	614,013,607	523,882,248	90,131,358	17.2%

Commitment and Contingencies	—	—	—	—
Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,818,284 shares issued and outstanding June 30, 2008 and December 31, 2007	11,977,473	11,977,473	—	0.0%
Paid-In-Capital	817,083	663,213	153,870	23.2%
Retained earnings	22,186,873	20,084,667	2,102,206	10.5%
Accumulated other comprehensive income/loss	95,822	207,184	(111,362)	-53.8%

Total Stockholders’ Equity	35,077,251	32,932,537	2,144,714	6.5%

Total Liabilities and Stockholders’ Equity	$649,090,858	$556,814,785	$92,276,073	16.6%

Tamalpais Bancorp
Press Release
July 24, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended June 30, 2008 and 2007

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2008	2007	2008	2007

	(Unaudited)		(Unaudited)
Interest Income
Interest and fees on loans	$9,930,424	$8,927,108	$19,365,983	$17,740,151
Interest on investment securities	660,704	560,828	1,307,631	1,127,687
Interest on Federal funds sold	10,238	67,915	50,956	113,314
Interest on other investments	112,914	56,218	205,950	136,239
Interest on deposits in other financial institutions	8,011	11,514	15,922	22,770

Total Interest Income	10,722,291	9,623,583	20,946,442	19,140,161

Interest Expense
Interest expense on deposits	3,020,744	4,099,814	6,374,566	8,193,321
Interest expense on borrowed funds	1,680,555	1,013,515	3,277,387	1,857,484
Interest expense on long term debt	38,173	—	38,173	—
Interest expense on Junior Subordinated Debentures	150,806	295,493	352,941	584,767

Total Interest Expense	4,890,278	5,408,822	10,043,067	10,635,572

Net Interest Income Before Provision for Loan Losses	5,832,013	4,214,761	10,903,375	8,504,589
Provision for Loan Losses	598,858	10,155	943,957	(76,135)

Net Interest Income After Provision for Loan Losses	5,233,155	4,204,606	9,959,418	8,580,724

Noninterest Income
Gain on sale of loans, net	—	258,617	166,293	417,055
Loan servicing	48,999	26,612	84,758	76,189
Registered Investment Advisory Services fee income	149,986	145,092	306,833	285,953
Other income	277,897	315,201	582,939	466,082

Total Noninterest Income	476,882	745,522	1,140,823	1,245,279

Noninterest Expenses
Salaries and benefits	2,078,872	1,831,452	4,222,272	3,734,495
Occupancy	389,092	369,793	744,535	718,140
Advertising	69,896	73,671	148,241	210,303
Professional	187,829	158,194	298,176	272,584
Data processing	160,333	93,060	281,260	204,385
Equipment and depreciation	216,393	217,873	437,359	417,143
Other administrative	660,781	527,369	1,267,753	989,245

Total Noninterest Expense	3,763,196	3,271,412	7,399,596	6,546,295

Income Before Income Taxes	1,946,841	1,678,716	3,700,645	3,279,708
Provision for Income Taxes	680,748	611,624	1,207,229	1,194,688

Net Income	$1,266,093	$1,067,092	$2,493,416	$2,085,020

Earnings Per Share
Basic	$0.33	$0.27	$0.65	$0.52

Diluted	$0.33	$0.27	$0.65	$0.52

Tamalpais Bancorp
Press Release
July 24, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2008	2007	2008	2007

Profitability Ratios:
Return on average assets	0.82%	0.84%	0.84%	0.83%
Return on average equity	14.73%	13.07%	14.51%	12.99%
Net Interest Margin	3.92%	3.44%	3.82%	3.51%
Efficiency ratio	59.6%	66.0%	61.4%	67.1%

Other Information:
Average total assets	$621,151	$510,302	$596,482	$504,725
Average interest earning assets	$598,605	$491,076	$573,989	$488,863
Average equity	$34,373	$32,670	$33,853	$32,113
Average Basic Shares Outstanding	3,818,284	3,987,981	3,818,284	3,975,848
Average Diluted Shares Outstanding	3,833,558	4,024,650	3,832,071	4,015,945
Basic earnings per share	$0.33	$0.27	$0.65	$0.52
Diluted earnings per share	$0.33	$0.27	$0.65	$0.52

	At June 30, 2008	At December 31, 2007

Share Information:
Book value per share	$9.19	$8.62
Shares outstanding	3,818,284	3,818,284

Asset Quality Information:
Non-performing loans	$555	$466
Other real estate owned	—	—
Allowance for loan losses	$5,848	$4,915
Non-performing loans / total loans	0.10%	0.10%
Non-performing assets / total assets	0.09%	0.08%
Allowance for loan losses / loans outstanding	1.05%	1.05%
Allowance for loan losses / non-accrual loans	1053.64%	1054.63%

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.56%	8.33%
Tier 1 risk based capital ratio	9.26%	9.15%
Total risk based capital ratio	10.28%	10.15%

Tamalpais Bancorp
Press Release
July 24, 2008

Net Loans Outstanding:

	At June 30, 2008		At December 31, 2007

	AMOUNT	%	AMOUNT	%

	(Dollars in thousands)
One-to-four family residential	$27,573	4.9%	$22,098	4.7%
Multifamily residential	154,891	27.7	123,077	26.2
Commercial real estate	319,471	57.2	246,257	52.4
Land	10,365	1.9	9,369	2.0
Construction real estate	27,684	5.0	28,988	6.2
Consumer loans	2,131	0.4	2,045	0.4
Commercial, non real estate	14,907	2.7	36,250	7.7

Total gross loans	557,022	99.7	468,084	99.7
Net deferred loan costs	1,898	0.3	1,529	0.3

Total loans receivable, net of deferred loan costs	$558,920	100.0%	$469,613	100.0%

Tamalpais Bancorp
Press Release
July 24, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

(dollars in thousands)	6/30/08			6/30/07

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$7,103	$70	5.58%	$2,367	$24	5.74%
Investment securities - taxable (2)	51,032	591	4.66%	47,457	$537	4.54%
Other investments	7,853	113	5.79%	4,885	56	4.60%
Interest bearing deposits in other financial institutions	698	8	4.61%	1,108	12	4.34%
Federal funds sold	2,024	10	1.99%	5,065	68	5.38%
Loans (3)	529,895	9,930	7.54%	430,194	8,927	8.32%

Total Interest Earning Assets	598,605	10,722	7.20%	491,076	9,624	7.86%
Allowance for loan losses	(5,460)			(4,612)
Cash and due from banks	4,541			4,200
Net premises, furniture and equipment	4,407			4,957
Other assets	19,058			14,681

Total Assets	$621,151			$510,302

Liabilities and Shareholders’ Equity
Interest bearing checking	$6,943	10	0.58%	$7,710	12	0.62%
Savings deposits (4)	154,795	1,019	2.65%	157,971	1,775	4.51%
Time deposits	215,424	1,991	3.72%	179,728	2,313	5.16%
Other borrowings	164,888	1,681	4.10%	93,077	1,014	4.37%
Long Term Debt	3,500	38	4.37%	—	—	N/A
Junior Subordinated Debentures	13,403	151	4.53%	13,403	295	8.83%

Total Interest Bearing Liabilities	558,953	4,890	3.52%	451,889	5,409	4.80%
Noninterest deposits	24,518			22,398
Other liabilities	3,307			3,345

Total Liabilities	586,778			477,632
Shareholders’ Equity	34,373			32,670

Total Liabilities and Shareholders’ Equity	$621,151			$510,302

Net interest income		$5,832			$4,215

Net interest spread (5)			3.69%			3.06%
Net interest margin (6)			3.92%			3.44%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.

Tamalpais Bancorp
Press Release
July 24, 2008

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Six Months Ended

(dollars in thousands)	6/30/08			6/30/07

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$6,638	$131	5.59%	$1,424	$28	5.57%
Investment securities - taxable (2)	49,633	$1,177	4.77%	$48,435	$1,100	4.58%
Other investments	7,625	206	5.43%	5,078	136	5.40%
Interest bearing deposits in other financial institutions	667	16	4.82%	1,067	23	4.35%
Federal funds sold	3,627	51	2.83%	4,318	113	5.28%
Loans (3)	505,799	19,365	7.70%	428,541	17,740	8.35%

Total Interest Earning Assets	573,989	20,946	7.34%	488,863	19,140	7.90%
Allowance for loan losses	(5,223)			(4,647)
Cash and due from banks	4,414			4,573
Net premises, furniture and equipment	4,500			5,027
Other assets	18,802			10,909

Total Assets	$596,482			$504,725

Liabilities and Shareholders’ Equity
Interest bearing checking	$6,848	21	0.62%	$7,814	24	0.62%
Savings deposits (4)	147,506	1,936	2.64%	154,856	3,466	4.51%
Time deposits	208,630	4,418	4.26%	184,014	4,703	5.15%
Other borrowings	157,408	3,277	4.19%	88,613	1,857	4.23%
Long Term Debt	2,000	38	3.82%	—	—	N/A
Junior Subordinated Debentures	13,403	353	5.30%	13,403	585	8.80%

Total Interest Bearing Liabilities	535,795	10,043	3.77%	448,700	10,635	4.78%
Noninterest deposits	23,737			20,259
Other liabilities	3,097			3,653

Total Liabilities	562,629			472,612
Shareholders’ Equity	33,853			32,113

Total Liabilities and Shareholders’ Equity	$596,482			$504,725

Net interest income		$10,903			$8,505

Net interest spread (5)			3.57%			3.12%
Net interest margin (6)			3.82%			3.51%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.